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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    Form 8-K
                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of Earliest Event Reported):  January 26, 2001


                           GulfMark Offshore, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                     Delaware
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                 (State or Other Jurisdiction of Incorporation)


          000-22853                                  76-0526032
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  (Commission File Number)               (I.R.S. Employer Identification No.)


4400 Post Oak Parkway, Suite 1170, Houston, Texas              77027
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   (Address of Principal Executive Offices)                  (Zip Code)


                                   (713)963-9522
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              (Registrant's Telephone Number, Including Area Code)


                                          N/A
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          (Former Name or Former Address, if Changed Since Last Report)









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ITEM 5.    OTHER EVENTS
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     On December 20, 2000, the Company purchased for its short term investment account $5.3 million principal amount of commercial paper issued by Pacific Gas & Electric Company. On the purchase date the Pacific Gas & Electric Company commercial paper was rated investment grade by Standard & Poor's (A-1) and Moody's (Prime). On January 19, 2001, the principal amount plus accrued interest of $30,000 came due and Pacific Gas & Electric Company failed to pay the maturing debt. The debt is now in default.

     Pacific Gas & Electric Company, the California subsidiary of PG&E Corporation of California, is a utility which provides gas and electric power. Recent filings by Pacific Gas & Electric Company and PG&E Corporation with the Securities and Exchange Commission and various news reports have detailed the negative financial implications to the utility as a result of the current power crisis in California. Recently, the ratings for the Pacific Gas & Electric Company commercial paper were reduced below investment grade by Standard & Poor's (C) and Moody's (Non-Prime).

     Presently, the Company is closely monitoring the situation, but is unable to determine when, or if, the debt of Pacific Gas & Electric Company will be paid.

     The Company currently has reserves of cash and short term investments of $36 million, including the Pacific Gas & Electric Company commercial paper. Based on information presently available, the Company does not expect that the outcome of this matter will have a material adverse effect on its business or financial position.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GulfMark Offshore, Inc.


Date: January 26, 2001                  By: /s/ Edward A. Guthrie
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                                            Edward A. Guthrie
                                            Executive Vice President and
                                            Chief Financial Officer









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